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                                                                    EXHIBIT 5.01



 .

                                                                  April 30, 1997



Community Medical Transport, Inc.
45 Morris Street
Yonkers, NY 10705

         Re: Registration Statement on Form S-3 under the Securities Act of 1933

Ladies and Gentlemen:

                 In our capacity as counsel to Community Medical Transport, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-3, being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities act of 1933, as amended (the "Registration Statement"), covering an aggregate of 150,000 shares of Common Stock, $0.001 par value (the "Common Stock"), which have been included in the Registration Statement for the respective accounts of the several persons identified in the Registration Statement as Selling Stockholders.

                 In that connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock and such other instruments and documents as we have deemed relevant under the circumstances.

                 In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

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Community Medical Transport, Inc.
April 30, 1997
Page 2


         Based upon and subject to the foregoing, we are of the opinion that:

         1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         2) The Common Stock has been duly and validly authorized and issued and is fully paid and non-assessable.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                                  Very truly yours,

                                                  PARKER DURYEE ROSOFF & HAFT


                                                  By: /s/ Michael D. DiGiovanna
                                                      --------------------------
                                                           A Member of the Firm